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                                                                  Exhibit 4.7(g)

                             SUBORDINATION AGREEMENT

            This Subordination Agreement made as of November 30, 2004 between Rogers Wireless Inc. (the "Company") and JPMorgan Chase Bank, N.A., as trustee (the "Trustee"), under the Indenture (as defined below), JPMorgan Chase Bank, N.A., as U.S. trustee and CIBC Mellon Trust Company, as Canadian trustee (each a "Senior Debt Trustee", together the "Senior Debt Trustees") under an indenture dated as of May 30, 1996 between the Company and the Senior Debt Trustees, as trustees for the holders of 9 3/4% Senior Debentures due 2016 of the Company issued under such indenture and outstanding from time to time and constituting Senior Indebtedness (such holders being hereinafter called "holders of Senior Indebtedness").

            WITNESSES THAT WHEREAS:

            A. The Company and the Trustee have entered into an indenture (the "Indenture") dated as of November 30, 2004 providing for the issuance of 8.00% Senior Subordinated Notes due 2012 of the Company (the "Securities"); and

            B. As set forth in the Indenture and in the Securities, the Holders have authorized the execution and delivery by the Trustee of this Agreement on their behalf;

            NOW THEREFORE for value received the parties agree as follows:

            1. DEFINITIONS.

            A capitalized term not defined in this Agreement has the meaning ascribed to such term in the Indenture.

            2. SUBORDINATION.

            The Trustee, under the authority granted to it in the Indenture and on behalf of and as agent for all Holders of outstanding Securities, and the Company hereby covenant with the Senior Debt Trustees in their respective capacities as trustees that the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities delivered from time to time under the Indenture thereunder are subordinate and subject in right of payment to the prior payment in full of Senior Indebtedness to holders of Senior Indebtedness, in the manner, to the extent and with the same effect as if the terms and provisions of the Indenture were set forth herein.

            3. PAYMENT TO THE COMPANY IN CERTAIN CIRCUMSTANCES.

            Pursuant to Section 1207 of the Indenture, if a holder of Senior Indebtedness or the Senior Debt Trustees shall receive in such capacity any amount under this Agreement and at the time of receipt such holder or the Senior Debt Trustees are not entitled to (whether by reason of maturity, acceleration or otherwise) such amount under the terms of such Senior Indebtedness, then such holder or the Senior Debt Trustees shall turn over such amount to the Company. Any such amount so received by any holder of Senior Indebtedness or the Senior Debt Trustees which such holder or the Senior Debt Trustees are so required to turn over to the Company shall in no circumstances be considered to be a payment on account of such Senior Indebtedness.

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            4. BINDING EFFECT AND INUREMENT.

            This Agreement shall be binding upon the successors of the Company and the Trustee, and enure to the benefit of the successors of the Senior Debt Trustees in their respective capacities as trustees.

            5. NO WAIVER OR AMENDMENT.

            No provision of this Agreement may be waived or amended except by an instrument in writing signed by the party against whom the enforcement of any waiver or amendment is sought.

            6. NO PERSONAL LIABILITY.

            The Trustee and the Senior Debt Trustees make no representation or warranty as to the validity, sufficiency or effect of this Agreement, or as to the authority of the Trustee or the Senior Debt Trustees, as the case may be, to execute or deliver this Agreement. The Trustee and the Senior Debt Trustees shall have no personal responsibility or liability with respect to the covenant contained in Section 2 hereof.

            7. COUNTERPARTS

            This Agreement may be executed on any number of separate counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

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            8. GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

                             ROGERS WIRELESS INC.

                             By:   /s/ M. Lorraine Daly
                                 -----------------------------------------------
                                 M. Lorraine Daly
                                 Vice-President, Treasurer

                             By:    /s/ Alan D. Horn
                                 -----------------------------------------------
                                 Alan D. Horn
                                 Vice-President

                             JPMORGAN CHASE BANK, N.A.

                             By:    /s/ Rosa Ciaccia
                                 -----------------------------------------------
                                 Rosa Ciaccia
                                 Trust Officer

                             JPMORGAN CHASE BANK, N.A.,
                             AS SENIOR DEBT TRUSTEE

                             By:    /s/ Rosa Ciaccia
                                 -----------------------------------------------
                                 Rosa Ciaccia
                                 Trust Officer

                             CIBC MELLON TRUST COMPANY,
                             AS SENIOR DEBT TRUSTEE

                             By:   /s/ Geralyn Krowles
                                 -----------------------------------------------
                                 Geralyn Krowles
                                 Account Manager

                             By:   /s/ Charndeep Minhas
                                 -----------------------------------------------
                                 Charndeep Minhas
                                 Associate Manager